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                                                                 EXHIBIT 10.23.2

                        FORM OF PROMISSORY NOTE

$______                                                           JUNE ___, 2004

      FOR VALUE RECEIVED, the undersigned, having an address at c/o Lodgian, 3445 Peachtree Road NE, Suite 700, Atlanta, Georgia 30326 (the "Borrower"), promises to pay to the order of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "Lender"), having an address at Four World Financial Center, New York, New York 10080, or such other place as Lender may designate in writing, the principal sum of ________________ _________________, with interest on the unpaid principal balance from the date of this Note, until paid, at the Interest Rate (as hereinafter defined) in effect from time to time hereunder. This Promissory Note may be referred to herein as the "Note," and the loan evidenced hereby may be referred to herein as the "Loan."

      PAYMENTS OF PRINCIPAL AND INTEREST. The Borrower shall make a payment on the date hereof to Lender of interest only on the outstanding principal balance of this Note at the Interest Rate (hereinafter defined), from the date hereof through and including the last day of the calendar month in which this Note is executed. Commencing on August 1, 2004 (the "First Payment Date") and on the first (1st) day of each calendar month (each, a "Payment Date") thereafter to and including the Maturity Date (hereinafter defined), the Borrower shall make payments to Lender of interest and principal in monthly installments in the amounts set forth on Schedule 1 attached hereto and made a part hereof (the "Monthly Debt Service Payment Amounts"). The entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due hereunder and under the other Loan Documents (collectively the "Debt") if not sooner paid, shall be due and payable on July 1, 2009 (the "Maturity Date").

      Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest on this Note shall be payable in arrears.

      DEFINITIONS. The term "Interest Rate" as used in this Note shall have the meaning set forth in Section 2.2 of the Loan Agreement (hereinafter defined).

      SECURITY; LOAN DOCUMENTS. This Note is being executed and delivered pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof (the "Loan Agreement"), between the Borrower and Lender and is secured by, among other things, that certain Pledge and Security Agreement, dated as of the date hereof (the "Security Instrument"), executed by the Borrower with respect to the LLC Interests, the LP Interests and the Stock Interests (as such terms are defined in the Security Instrument). This Note, the Loan Agreement, the Security Instrument, and all other documents or instruments given by the Borrower or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Note may be referred to as the "Loan Documents." Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

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      PREPAYMENT; PREPAYMENT CONSIDERATION. The Borrower may not prepay this
Note in whole or in part at any time except as expressly provided in Section 2.6 of the Loan Agreement.

      EVENTS OF DEFAULT; ACCELERATION. Upon and at any time following the occurrence of any Event of Default, then at the option of Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Loan Documents shall at once become due and payable, and Lender may exercise any and all of its rights and remedies under any of the Loan Documents or pursuant to applicable law. Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

      LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to non-payment of any principal, interest or other sums due under this Note or under any of the other Loan Documents shall occur, then the Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

      Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of this Note shall bear interest until paid in full at a rate per annum (the "Default Rate") equal to the sum of (i) four percent (4.0%) and
(ii) the Interest Rate otherwise applicable under this Note.

      The Borrower agrees that such late charges and Default Rate of interest are reasonable and do not constitute a penalty.

      LAWFUL INTEREST. Notwithstanding any provision to the contrary contained in this Note, the Loan Agreement or the other Loan Documents, the Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, the Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note, the Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any

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Obligation is calculated at the Maximum Rate rather than the applicable rate under this Note or the Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the applicable Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the applicable Interest Rate, then the foregoing provisions of this paragraph shall apply.

      CERTAIN RIGHTS AND WAIVERS. From time to time, without affecting the obligations of the Borrower or its successors or assigns to pay the outstanding principal balance of this Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Loan Agreement, the Security Instrument or in any other Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the Borrower or its successors or assigns or any guarantors or indemnitor, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of the outstanding principal balance of this Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given hereof, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by the Borrower and all makers, sureties, guarantors and endorsers hereof. This Note shall be binding upon the Borrower and its successors and assigns.

      THE BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENTS, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

      ASSIGNMENT AND TRANSFER OF NOTE. Subject to the provisions of the Loan Agreement, Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in) any or all of its obligations under this Note, the Loan Agreement, the Security Instrument and any or all of the other Loan Documents. Lender shall be released of any obligations to the extent that the same are so assigned or transferred, and the rights and obligations of "Lender" hereunder shall become the rights and obligations of the transferee holder.

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      LIMITATION ON RECOURSE. Lender's rights of recourse for the obligations of the Borrower hereunder are limited in accordance with Article XII of the Loan Agreement. This provision shall not limit any rights of Lender under the Guaranty of Recourse Obligations or the Environmental Indemnity, each dated as of the date hereof.

      ATTORNEYS' FEES, COSTS OF COLLECTION. The Borrower shall pay to Lender on demand all out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in collecting the indebtedness arising hereunder or under any other Loan Documents or secured thereby or otherwise exercising any rights or remedies of Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by the Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Note or the Loan Documents. Without limitation, such costs and expenses to be reimbursed by the Borrower shall include reasonable attorneys' fees and expenses incurred in any bankruptcy case or proceeding and in any appeal.

      APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

      TIME OF ESSENCE. Time shall be of the essence as to all of the terms, covenants and conditions of this Note. If the due date of any payment due hereunder or under any of the other Loan Documents shall fall on a day other than a Business Day, the Borrower shall be required to make such payment on the next succeeding Business Day.

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      IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

                                    BORROWER:

                                    LODGIAN MEZZANINE FIXED, LLC,
                                    a Delaware limited liability company

                                    By: _______________________
                                        Name: Daniel E. Ellis
                                        Title: Vice President and Secretary

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                                   SCHEDULE 1

                      MONTHLY DEBT SERVICE PAYMENT AMOUNTS